Exhibit 10.1

CONFIDENTIAL

Amendment #1 to the
Letter of Agreement between
SmithKline Beecham Corporation and
Quest Diagnostics Incorporated

Effective March 31, 2008

1.

The purpose of this Amendment #1 to the Letter of Agreement effective January 1, 2008 between SmithKline Beecham Corporation d/b/a GlaxoSmithKline and Quest Diagnostics Incorporated (hereinafter the “LOA”) is to extend the term referenced in section 2 of the LOA to the earlier of (i) May 31, 2008, or (ii) the full execution of a new comprehensive Global Clinical Trials Agreement.

2.	All other terms and conditions of the LOA shall remain in full force and effect.

3.	The parties hereto agree to this Amendment #1 to the LOA by their authorized signatures below.

SMITHKLINE BEECHAM CORPORATION	QUEST DIAGNOSTICS INCORPORATED

Paula M. Russella	Daniel P. Megronigle
Sourcing Group Manager	Executive Director, Sales & Marketing

Date	Date

Letter of Agreement, Amendment #1